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                          CERTIFICATE OF INCORPORATION

                                       OF

                               N-T HOLDINGS, INC.

                                       I.

     The name of this corporation is N-T HOLDINGS, INC.

                                       II.

     The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                       IV.

     This corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the corporation is authorized to issue is one thousand (1,000) shares of Common Stock, each having a par value of one tenth of one cent ($0.001).


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                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                       VI.

     A director of the corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the


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corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

                                      VII.

     The name and mailing address of the incorporator is as follows:

                                 Laurie A. Webb
                     Cooley Godward Castro Huddleson & Tatum
                              Five Palo Alto Square
                               300 El Camino Real
                            Palo Alto, CA 94306-0663

                                      VIII.

     The corporation is to have perpetual existence.

                                       IX.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 1st day of August, 1996.


                                        ---------------------------------------
                                        LAURIE A. WEBB
                                        SOLE INCORPORATOR